EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C.  20549

RE:           Lund International Holdings, Inc.
              Registrations on Form S-8 and Form S-3



We are aware that our report dated July 29, 1998 on our reviews of the interim consolidated financial information of Lund International Holdings, Inc. (the Company) for the three and six month periods ended June 30, 1998 and 1997, and included in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-46263, 33-64083 and 33-37160). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the Registration Statements prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                                 /s/ PRICEWATERHOUSECOOPERS LLP
                                                 PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
August 14, 1998